SECOND AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


         This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of January 26, 2001 (the "Amendment Effective Date"), by and among the Funds identified on Annex I hereto (the "Funds"), the undersigned Banks, and BANK OF AMERICA, N.A., as agent (in such capacity, the "Agent") for the Banks.

         WHEREAS, the Funds, the Banks and the Agent have previously entered into a certain Credit Agreement, dated as of April 29, 1996 (as amended or otherwise modified hereby, the "Credit Agreement"; terms defined therein having the same respective meanings herein); and

         WHEREAS, the parties hereto wish to amend the Credit Agreement as in effect as of the time of execution and delivery of this Amendment in certain respects and take certain further action in connection with the Credit Agreement as hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties hereto, intending legally to be bound hereby, agree as follows:

Section 1. Credit Agreement Amendment. The parties hereto acknowledge that Liberty Real Estate Fund, a series of Liberty Trust Funds III, has been liquidated and is therefore no longer a party to the Credit Agreement.

Section 2.        Acknowledgments; Consents and Waivers.

(a) The Banks hereby acknowledge that, in conjunction with the transaction described in Section 2(c)(iii) hereof, Liberty Newport Global Utilities Fund, a series of Liberty Funds Trust III, will change its name to Liberty Newport Global Equity Fund;

(b)      The Banks hereby acknowledge their consent to the following:

(i) the entry by Liberty Tax-Managed Growth Fund, a series of Liberty Funds Trust I, into a Sub-Advisory Agreement with Stein Roe Investment Counsel LLC;

(ii) the entry by Liberty Tax-Managed Growth Fund II, a series of Liberty Funds Trust I, into a Sub-Advisory Agreement with Stein Roe Investment Counsel LLC;

(iii) the planned entry by The Liberty Fund, a series of Liberty Funds Trust III, into a Sub-Advisory Agreement with Unibank Securities, Inc.;

(iv) the planned entry by Liberty Newport International Equity Fund, a series of Liberty Funds Trust III, into a Management Agreement with Newport Fund Management, Inc.; and

(v) the planned entry by Liberty Newport Global Utilities Fund, a series of Liberty Funds Trust III, into a Management Agreement with Newport Fund Management, Inc.;

(c)      The Banks hereby acknowledge:

(i) their consent to the acquisition of the assets of and the assumption of the liabilities of Liberty Short-Term Government Fund, a series of Liberty Funds Trust II, by Liberty Intermediate Government Fund, a fund that is not a party to the Credit Agreement, and acknowledge that, as a consequence of such actions, Liberty Short-Term Government Fund will cease to be a party to the Credit Agreement;

(ii) their consent to the acquisition of the assets of and the assumption of the liabilities of Stein Roe Small Cap Tiger Fund, a series of Liberty Funds Trust II, by Liberty Newport Asia Pacific Fund, a series of Liberty Funds Trust VI, and acknowledge that, as a consequence of such actions, Stein Roe Small Cap Tiger Fund will cease to be a party to the Credit Agreement;

(iii) their consent to the acquisition of the assets of and the assumption of the liabilities of Liberty Newport Global Equity Fund, a series of Liberty Funds Trust III, by Liberty Newport Global Utilities Fund, a series of Liberty Funds Trust III, and acknowledge that, as a consequence of such actions, Liberty Newport Global Equity Fund will cease to be a party to the Credit Agreement;

(iv) their consent to the acquisition of the assets of and the assumption of the liabilities of Liberty Contrarian Balanced Fund, a series of Liberty Funds Trust III, by Liberty Contrarian Equity Fund, a series of Liberty Funds Trust III, and acknowledge that, as a consequence of such actions, Liberty Contrarian Balanced Fund will cease to be a party to the Credit Agreement;

(v) their consent to the acquisition of the assets of and the assumption of the liabilities of Liberty Strategic Balanced Fund, a series of Liberty Funds Trust III, by The Liberty Fund, a series of Liberty Funds Trust III, and acknowledge that, as a consequence of such actions, Liberty Strategic Balanced Fund will cease to be a party to the Credit Agreement;

(vi) their consent to the acquisition of the assets of and the assumption of the liabilities of Liberty Contrarian Small-Cap Fund, a series of Liberty Funds Trust III, by Liberty Special Fund, a fund that is not a party to the Credit Agreement, and acknowledge that, as a consequence of such actions, Liberty Contrarian Small-Cap Fund will cease to be a party to the Credit Agreement;

(vii) their consent to the acquisition of the assets of and the assumption of the liabilities of Liberty Oregon Tax-Free Fund, a series of Liberty Funds Trust III, by Liberty Tax-Exempt Fund, a series of Liberty Funds Trust IV, and acknowledge that, as a consequence of such actions, Liberty Oregon Tax-Free Fund will cease to be a party to the Credit Agreement;

(viii) their consent to the acquisition of the assets of and the assumption of the liabilities of Liberty Intermediate Tax-Exempt Fund, a series of Liberty Funds Trust IV, by Stein Roe Intermediate Municipals Fund, a fund that is not a party to the Credit Agreement, and acknowledge that, as a consequence of such actions, Liberty Intermediate Tax-Exempt Fund will cease to be a party to the Credit Agreement;

(ix) their consent to the acquisition of the assets of and the assumption of the liabilities of Liberty Florida Tax-Exempt Fund, a series of Liberty Funds Trust V, by Liberty Tax-Exempt Fund, a series of Liberty Funds Trust IV, and acknowledge that, as a consequence of such actions, Liberty Florida Tax-Exempt Fund will cease to be a party to the Credit Agreement;

(x) their consent to the acquisition of the assets of and the assumption of the liabilities of Liberty Michigan Tax-Exempt Fund, a series of Liberty Funds Trust V, by Liberty Tax-Exempt Fund, a series of Liberty Funds Trust IV, and acknowledge that, as a consequence of such actions, Liberty Michigan Tax-Exempt Fund will cease to be a party to the Credit Agreement;

(xi) their consent to the acquisition of the assets of and the assumption of the liabilities of Liberty Minnesota Tax-Exempt Fund, a series of Liberty Funds Trust V, by Liberty Tax-Exempt Fund, a series of Liberty Funds Trust IV, and acknowledge that, as a consequence of such actions, Liberty Minnesota Tax-Exempt Fund will cease to be a party to the Credit Agreement;

(xii) their consent to the acquisition of the assets of and the assumption of the liabilities of Liberty North Carolina Tax-Exempt Fund, a series of Liberty Funds Trust V, by Liberty Tax-Exempt Fund, a series of Liberty Funds Trust IV, and acknowledge that, as a consequence of such actions, Liberty North Carolina Tax-Exempt Fund will cease to be a party to the Credit Agreement; and

(xiii) their consent to the acquisition of the assets of and the assumption of the liabilities of Liberty Value Fund, a series of Liberty Funds Trust VI, by Liberty Growth & Income Fund, a series of Liberty Funds Trust VI, and acknowledge that, as a consequence of such actions, Liberty Value Fund will cease to be a party to the Credit Agreement;

(d) The Banks consent to the change by Liberty Newport Global Utilities Fund of its investment policies so that it will be authorized to invest under normal conditions at least 50% of its total assets (rather than 65% of its total assets currently) in U.S. and foreign securities of utility companies and up to 50% of its total assets (rather than 35% of its total assets currently) in U.S. and foreign equity securities and investment grade debt securities that are not issued by utility companies;

(e) The Banks consent to the change by The Liberty Fund of its investment strategies so that it will be authorized to invest in foreign securities and futures and options, an investment strategy that is pursued by Liberty Strategic Balanced Fund, a series of Liberty Funds Trust III that is being acquired by The Liberty Fund as described in Section 2(c)(v) hereof; and

(f) Each of the Funds that is expected to be party to one of the asset acquisition and liability assumption transactions described in Section 2.3 hereof shall as promptly as practicable notify the Agent Bank of the intended effective date of such transaction; and

(g) The Agent Bank and the Banks hereby waive the right to exercise the rights and remedies available to them under the Credit Agreement as a result of the failure of the relevant Funds to provide the advance notices of the intended entry by the relevant Funds into the agreements described in Sections 2(b)(i) through 2(b)(vi hereof.

Section 3. Conditions to Effectiveness. This Amendment shall become effective when each of the conditions precedent set forth in this Section 3 shall have been satisfied and notice thereof shall have been given by the Agent to the Trusts and the Banks.

(a) The Agent shall have received counterparts hereof duly executed and delivered by the Trusts on behalf of the Funds and evidence of the execution of counterparts hereof by all of the Banks;

(b) The Agent shall have received with respect to each Fund, from the applicable Trust, a certificate of its Secretary or Assistant Secretary setting forth evidence of such Fund's authority to execute, deliver and perform this Amendment and the incumbency and signatures of those of its officers or agents authorized to act with respect to this Amendment;

(c) The representations and warranties contained in Article V of the Credit Agreement as amended hereby shall be true and correct in all material respects on the Amendment Effective Date as though made on and as of such time; and

(d) No Default other than those described herein shall have occurred and be continuing on the Amendment Effective Date.

Section 4. Warranties. To induce the Agent and the Banks to enter into this Amendment, each Trust hereby represents and warrants that:

(a) the execution and delivery by the Trust of this Amendment, and the performance by the Trust of the Credit Agreement, have been duly authorized by all necessary action on the part of the Trust, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Trust or of the organizational documents of the Trust, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement or instrument, to which the Trust is a party or by which the Trust or its properties may be bound or affected or (iii) result in, or require, the creation or imposition of any Lien of any nature in, upon or with respect to any of the properties now owned or hereafter acquired by the Trust;

(b) assuming this Amendment constitutes the binding obligation of each other necessary party hereto, this Amendment and the Credit Agreement as amended by this Amendment constitute the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies;

(c) each representation and warranty of the Trust set forth in Article V of the Credit Agreement is true and correct as of the Amendment Effective Date as though made on and as of such date; and

(d) as of the Amendment Effective Date, and as of the date of the execution and delivery by the Trust of this Amendment, as to the Trust or, in the case of a Trust consisting of Portfolios, each Portfolio of such Trust, no Default has occurred and is continuing.

Section 5.        Miscellaneous.

(a) Annex II contains a listing of the Funds that will cease to be parties to the Credit Agreement following implementation of the reorganizations described herein;

(b) Annex III contains a listing of the Funds that will continue as parties to the Credit Agreement following implementation of the reorganizations described herein;

(c) Except as amended hereby, the Credit Agreement and each other Credit Document remains in full force and effect and each Trust hereby ratifies and confirms its respective representations, warranties, covenants and agreements contained in, and obligations and liabilities under, the Credit Agreement and the other Credit Documents;

(d) On and from the Amendment Effective Date, reference to the Credit Agreement in any Credit Document shall be deemed to include a reference to the Credit Agreement, as amended by this Amendment, whether or not reference is made to this Amendment;

(e) The Trusts shall pay or reimburse the Agent for the fees and expenses of the Agent (including reasonable Agent's counsel fees and disbursements and the allocated costs of internal counsel) incurred in connection with the transactions contemplated hereby and by any of the Credit Documents;

(f) This Amendment shall be deemed to be a contract made under and governed by the laws of the State of Illinois, without regard to its principles of conflicts of laws; and

(g) This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which when taken together shall constitute a single agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                    LIBERTY FUNDS TRUST I ON BEHALF OF LIBERTY INCOME FUND, LIBERTY HIGH YIELD SECURITIES FUND, LIBERTY STRATEGIC INCOME FUND, LIBERTY TAX-MANAGED GROWTH FUND, LIBERTY TAX-MANAGED GROWTH FUND II AND LIBERTY TAX-MANAGED VALUE FUND



                    By:
                    Title:


                    LIBERTY FUNDS TRUST II ON BEHALF OF LIBERTY SHORT-TERM GOVERNMENT FUND, LIBERTY NEWPORT GREATER CHINA FUND, LIBERTY NEWPORT JAPAN OPPORTUNITIES FUND AND STEIN ROE SMALL CAP TIGER FUND



                    By:
                    Title:


                    LIBERTY FUNDS TRUST III ON BEHALF OF LIBERTY NEWPORT GLOBAL EQUITY FUND, LIBERTY NEWPORT INTERNATIONAL EQUITY FUND, LIBERTY SELECT VALUE FUND, THE LIBERTY FUND, LIBERTY NEWPORT GLOBAL UTILITIES FUND, LIBERTY STRATEGIC BALANCED FUND, LIBERTY CONTRARIAN FUND, LIBERTY CONTRARIAN INCOME FUND, LIBERTY CONTRARIAN SMALL-CAP FUND, LIBERTY CONTRARIAN BALANCED FUND, LIBERTY CONTRARIAN EQUITY FUND AND LIBERTY OREGON TAX-FREE FUND



                    By:
                    Title:

                    LIBERTY FUNDS TRUST IV ON BEHALF OF LIBERTY INTERMEDIATE TAX-EXEMPT FUND, LIBERTY HIGH YIELD MUNICIPAL FUND, LIBERTY UTILITIES FUND, LIBERTY TAX-EXEMPT INSURED FUND AND LIBERTY TAX-EXEMPT FUND



                    By:
                    Title:

                    LIBERTY FUNDS TRUST V ON BEHALF OF LIBERTY CALIFORNIA TAX-EXEMPT FUND, LIBERTY CONNECTICUT TAX-EXEMPT FUND, LIBERTY FLORIDA TAX-EXEMPT FUND, LIBERTY MASSACHUSETTS TAX-EXEMPT FUND, LIBERTY MICHIGAN TAX-EXEMPT FUND, LIBERTY MINNESOTA TAX-EXEMPT FUND, LIBERTY NEW YORK TAX-EXEMPT FUND, LIBERTY NORTH CAROLINA TAX-EXEMPT FUND AND LIBERTY OHIO TAX-EXEMPT FUND



                    By:
                    Title:

                    LIBERTY FUNDS TRUST VI ON BEHALF OF LIBERTY SMALL-CAP VALUE FUND, LIBERTY GROWTH & INCOME FUND, LIBERTY VALUE FUND AND LIBERTY NEWPORT ASIA PACIFIC FUND



                    By:
                    Title:

                    LIBERTY FUNDS TRUST VII ON BEHALF OF LIBERTY NEWPORT TIGER FUND AND LIBERTY NEWPORT EUROPE FUND



                    By:
                    Title:

                    BANK OF AMERICA, N.A., as Agent and a Bank



                    By:
                    Title:


                    FLEET NATIONAL BANK


                    By:
                    Title:


                    MELLON BANK, N.A.


                    By:
                    Title:


                    STATE STREET BANK AND TRUST COMPANY


                    By:
                    Title:

                                     ANNEX I

Liberty Funds Trust I on behalf of Liberty Income Fund, Liberty High Yield Securities Fund, Liberty Strategic Income Fund, Liberty Tax-Managed Growth Fund, Liberty Tax-Managed Growth Fund II and Liberty Tax-Managed Value Fund

Liberty Funds Trust II on behalf of Liberty Short-Term Government Fund, Liberty Newport Greater China Fund, Liberty Newport Japan Opportunities Fund and Stein Roe Small Cap Tiger Fund

Liberty Funds Trust III on behalf of Liberty Newport Global Equity Fund, Liberty Newport International Equity Fund, Liberty Select Value Fund, The Liberty Fund, Liberty Newport Global Utilities Fund, Liberty Strategic Balanced Fund, Liberty Contrarian Fund, Liberty Contrarian Income Fund, Liberty Contrarian Small-Cap Fund, Liberty Contrarian Balanced Fund, Liberty Contrarian Equity Fund and Liberty Oregon Tax-Free Fund

Liberty Funds Trust IV on behalf of Liberty Intermediate Tax-Exempt Fund, Liberty High Yield Municipal Fund, Liberty Utilities Fund, Liberty Tax-Exempt Insured Fund and Liberty Tax-Exempt Fund

Liberty Funds Trust V on behalf of Liberty California Tax-Exempt Fund, Liberty Connecticut Tax-Exempt Fund, Liberty Florida Tax-Exempt Fund, Liberty Massachusetts Tax-Exempt Fund, Liberty Michigan Tax-Exempt Fund, Liberty Minnesota Tax-Exempt Fund, Liberty New York Tax-Exempt Fund, Liberty North Carolina Tax-Exempt Fund and Liberty Ohio Tax-Exempt Fund

Liberty Funds Trust VI on behalf of Liberty Small-Cap Value Fund, Liberty Growth & Income Fund, Liberty Value Fund and Liberty Newport Asia Pacific Fund

Liberty Funds Trust VII on behalf of Liberty Newport Tiger Fund and Liberty Newport Europe Fund

                                    ANNEX II

         The following Funds will cease to be parties to the Credit Agreement upon effectuation of the reorganizations described in the Amendment to Credit Agreement to which this Annex II is appended.

Series of Liberty Funds Trust II

Liberty Short-Term Government Fund
Stein Roe Small Cap Tiger Fund

Series of Liberty Funds Trust III

Liberty Newport Global Equity Fund (Note: Liberty Newport Global Utilities Fund
                                          will change its name to Liberty Global
                                          Equity Fund)
Liberty Strategic Balanced Fund
Liberty Contrarian Small-Cap Fund
Liberty Contrarian Balanced Fund
Liberty Oregon  Tax-Free Fund

Series of Liberty Funds Trust IV

Liberty Intermediate Tax-Exempt Fund

Series of Liberty Funds Trust V

Liberty Florida Tax-Exempt Fund
Liberty Michigan Tax-Exempt Fund
Liberty Minnesota Tax-Exempt Fund
Liberty North Carolina Tax-Exempt Fund

Series of Liberty Funds Trust VI

Liberty Value Fund

                                    ANNEX III

         The following Funds will continue as parties to the Credit Agreement upon effectuation of the reorganizations described in the Amendment to Credit Agreement to which this Annex III is appended.

Series of Liberty Funds Trust I

Liberty Income Fund
Liberty High Yield Securities Fund
Liberty Strategic Income Fund
Liberty Tax-Managed Growth Fund
Liberty Tax-Managed Growth Fund II
Liberty Tax-Managed Value Fund

Series of Liberty Funds Trust II

Liberty Newport Greater China Fund
Liberty Newport Japan Opportunities Fund

Series of Liberty Funds Trust III

Liberty Global Equity Fund (Note: Liberty Newport Global Utilities Fund will change its name to Liberty Global Equity Fund)
Liberty Newport International Equity Fund
Liberty Select Value Fund
The Liberty Fund
Liberty Contrarian Fund
Liberty Contrarian Income Fund
Liberty Contrarian Equity Fund

Series of Liberty Funds Trust IV

Liberty High Yield Municipal Fund
Liberty Utilities Fund
Liberty Tax-Exempt Insured Fund
Liberty Tax-Exempt Fund

Series of Liberty Funds Trust V

Liberty California Tax-Exempt Fund
Liberty Connecticut Tax-Exempt Fund
Liberty Massachusetts Tax-Exempt Fund
Liberty New York Tax-Exempt Fund
Liberty Ohio Tax-Exempt Fund

Series of Liberty Funds Trust VI

Liberty Small-Cap Value Fund
Liberty Growth & Income Fund
Liberty Newport Asia Pacific Fund

Series of Liberty Funds Trust VII

Liberty Newport Tiger Fund
Liberty Newport Europe Fund